Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Declares $0.05 Cash Dividend

LOS ANGELES (February 27, 2015) — Wilshire Bancorp, Inc. (NASDAQ: WIBC), the parent company of Wilshire Bank, announced today that the Board of Directors has declared a quarterly cash dividend of $0.05 per common share.  The dividend will be paid to all stockholders of record as of March 31, 2015, payable on April 15, 2015.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 34 branch offices in California, Texas, New Jersey and New York, and 4 loan production offices in Atlanta, GA, Aurora, CO, Newark, CA, and Federal Way, WA, and is an SBA preferred lender nationwide. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles metropolitan area.  For more information, please go to www.wilshirebank.com.

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